UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2013

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as specified in its Charter)

Hawaii	001-06510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

200 Village Road, Lahaina, Hawaii  96761

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

On April 22, 2013, Maui Land & Pineapple Company, Inc. (the “Company”) held its 2013 annual meeting of shareholders (the “Annual Meeting”).  Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934.  The number of shares of the Company’s common stock that were outstanding as of March 15, 2013, which was the record date for the Annual Meeting, was approximately 18,763,511.  The final results of the voting at the Annual Meeting were as follows:

Proposal 1:  Election of Directors to serve for a one-year term or until their successors are elected and qualified:

	Shares Voted For	Shares Withheld	Broker Non-Votes
Stephen M. Case	14,201,719	259,984	3,038,433
Warren H. Haruki	14,342,242	119,461	3,038,433
David A. Heenan	14,009,429	452,274	3,038,433
Duncan MacNaughton	14,011,030	450,673	3,038,433
Arthur C. Tokin	14,009,074	452,629	3,038,433

Proposal 2:  Approval, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers:

Shares voted for:	13,047,637
Shares voted against:	983,757
Shares abstained:	430,309
Broker non-votes:	3,038,433

Proposal 3:  Selection, on a non-binding advisory basis, the frequency of future votes on the compensation paid to the Company’s named executive officers:

Shares voted for every year:	14,024,832
Shares voted for every two years:	24,124
Shares voted for every three years:	60,127
Shares abstained:	352,620
Broker non-votes:	3,038,433

Proposal 4:  Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2013:

Shares voted for:	17,253,740
Shares voted against:	71,432
Shares abstained:	174,964
Broker non-votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: April 23, 2013	By:	/s/ TIM T. ESAKI
Tim T. Esaki
Chief Financial Officer